UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 24, 2020

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2020, the Board of Directors (the “Board”) of BeiGene, Ltd. (the “Company” or “BeiGene”) enlarged the Board from 10 to 11 members and appointed Dr. Corazon (Corsee) D. Sanders to fill the vacancy. Dr. Sanders will serve as a Class II director until the 2021 Annual General Meeting of Shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal. In connection with her appointment to the Board, Dr. Sanders was also appointed to serve as a member of the Audit Committee, in place of Mr. Timothy Chen, and the Scientific Advisory Committee of the Board. Mr. Chen continues to serve as a director and member of the Compensation Committee and the Commercial Advisory Committee of the Board.

Dr. Sanders, aged 63, most recently served as an Interim Transition Advisor to the Global Development Group of Bristol Myers Squibb Corporation from November 2019, following its acquisition of Celgene Corporation, until February 2020. Previously, Dr. Sanders served as a Strategic Advisor to the Office of the Celgene Chief Medical Officer from March 2018 to November 2019. From January 2017 to March 2018, she was a member of the Juno Therapeutics Executive Committee as Executive Vice President of Development Operations, with responsibilities for strategic operations, quantitative sciences, biosample and clinical operations. From 1994 to 2017, Dr. Sanders held leadership positions at Genentech/Roche, including as a member of the Genentech/Roche Late Stage Portfolio Committee, Global Head of the Genentech/Roche Late Stage Clinical Operations, Global Head of the Genentech/Roche Biometrics group, and Genentech Head of DATA (Design, Analysis, Technology & Administration) prior to the Roche acquisition. Dr. Sanders currently serves as a member of the Board of Trustees of the Fred Hutchinson Cancer Research Center in Seattle, WA, and as a director of the following biotechnology companies: Molecular Templates Inc. (NASDAQ: MTEM), Legend Biotech Corporation (NASDAQ: LEGN), and AltruBio Inc. (formerly AbGenomics) (privately-held). Dr. Sanders earned her B.S. and M.S. in statistics, graduating Magna Cum Laude from the University of the Philippines, and her M.A. and Ph.D. in statistics from the Wharton Doctoral Program at the University of Pennsylvania. We believe that Dr. Sanders’ extensive experience and knowledge in the healthcare sector and her scientific and leadership experience qualify her to serve on, and contributes to the diversity of, the Board.

Dr. Sanders will receive the same compensation and indemnification as the Company’s other independent directors, as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2020. In accordance with the Company’s Amended Independent Director Compensation Policy (the “Policy”) and Second Amended and Restated 2016 Share Option and Incentive Plan (as amended, the “2016 Plan”), the Company granted Dr. Sanders a share option valued at US$300,000, pro-rated in the first year of service, with an exercise price equal to the greater of (i) the fair market value of the Company’s ordinary shares on the date of grant and (ii) the average fair market value of the Company’s ordinary shares over the five trading days preceding the date of grant, in each case as determined in reference to the closing price of the Company’s American Depositary Shares (“ADSs”) on the NASDAQ Stock Market. Each ADS represents 13 ordinary shares. The share option will vest in full on the earlier of the first anniversary of date of grant or the date of the next annual meeting of shareholders, and in full upon death, disability or the occurrence of specified events in connection with a change of control of the Company. Dr. Sanders will also receive annual cash compensation of US$50,000 for her service as a director, annual cash compensation of US$10,000 for her service as a member of the Audit Committee, and annual cash compensation of US$7,500 for her service as a member of the Scientific Advisory Committee, each pro-rated in the first year of service, and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Additionally, Dr. Sanders will be entitled to future cash compensation and annual equity grants in accordance with the Policy and the 2016 Plan.

There are no arrangements or understandings between Dr. Sanders and any other person pursuant to which she was elected as a director, nor are there any transactions between Dr. Sanders and the Company that would be reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Sanders’ appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On August 24, 2020, Bio-Thera Solutions, Ltd., a commercial stage biopharmaceutical company (688177.SH) and BeiGene announced that the companies have executed a license, distribution, and supply agreement for China for Bio-Thera’s BAT1706, an investigational biosimilar to Avastin® (bevacizumab). The China National Medical Products Administration (NMPA) recently accepted Bio-Thera’s Biologics License Application (BLA) for BAT1706. Bevacizumab has been approved in China for advanced, metastatic, or relapsed non-small cell lung cancer and metastatic colorectal cancer. The agreement is subject to approval by the shareholders of Bio-Thera at a meeting to be held in September 2020. The full text of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by BeiGene, Ltd. on August 25, 2020
99.2	Press release issued by BeiGene, Ltd. on August 24, 2020
104	The cover page from the Current Report on Form 8-K, formatted in Inline XBRL

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by BeiGene, Ltd. on August 25, 2020
99.2	Press release issued by BeiGene, Ltd. on August 24, 2020
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: August 25, 2020	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel